Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt	Darryl Cater, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
ir@inlandrealestate.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION

ANNOUNCES TAX ALLOCATION OF 2007 CASH DISTRIBUTIONS

OAK BROOK, Ill. (January 23, 2008) – Inland Real Estate Corporation (NYSE: IRC) today announced the tax allocation of the cash distributions paid during 2007 on its common shares.

Each stockholder of record receiving cash distributions in 2007 will receive a Form 1099-DIV summarizing the allocation of his or her cash distributions. Thus, the tax allocation provided in this press release is provided for informational purposes only.  Stockholders are advised to consult with their tax advisors about the specific tax treatment of cash distributions paid by Inland Real Estate Corporation in 2007.

Inland Real Estate Corporation currently pays an annual cash distribution of $0.98 per share, disbursing equal portions of $0.08167 per share to stockholders on a monthly basis. The January distribution declared on December 17, 2007, with a record date of December 31, 2007 and payment date of January 17, 2008, is reportable for tax purposes in 2008 and is not reflected in the 2007 tax allocation. The following table, presented on a per share basis, summarizes the tax allocation determined by Inland Real Estate Corporation.

Common Shares (NYSE: IRC)

CUSIP: 457461200

Record Date	Payment Date	Distribution Per Share	Ordinary Dividends	Qualified Dividends (1)	Total Capital Gain	Unrecaptured Sec. 1250 Gain (2)	Nondividend Distributions
01/2/07	01/17/07	$0.080000	$0.075226	$0.003124	$0.004124	$0.001596	$0.000649
01/31/07	02/20/07	$0.080000	$0.075226	$0.003124	$0.004124	$0.001596	$0.000649
02/28/07	03/19/07	$0.080000	$0.075226	$0.003124	$0.004124	$0.001596	$0.000649
04/02/07	04/17/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
04/30/07	05/17/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
05/31/07	06/18/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
06/28/07	07/17/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
07/31/07	08/17/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
08/31/07	09/17/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
10/1/07	10/17/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
10/31/07	11/19/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
11/30/07	12/17/07	$0.081670	$0.076797	$0.003189	$0.004210	$0.001630	$0.000663
TOTAL		$0.975030	$0.916848	$0.038069	$0.050268	0.019458	$0.007915

(1)

Represents additional characterization of amounts included in “Ordinary Dividends.”

(2)

Represents additional characterization of amounts included in “Total Capital Gain”

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in 149 neighborhood, community and single-tenant retail centers located primarily in the midwestern United States.  To learn more about the Company, please visit http://www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and each Quarterly Report on Form 10-Q filed thereafter.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.